UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________________________

FORM 8-K
 _______________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest even reported): May 20, 2014
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ENABLE MIDSTREAM PARTNERS, LP
(Exact name of registrant as specified in its charter)
 _______________________________________

Delaware	1-36413	72-1252419
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

One Leadership Square
211 North Robinson Avenue
Suite 950
Oklahoma City, Oklahoma 73102
(Address of principal executive offices)
(Zip Code)

Registrant's telephone number, including area code: (405) 525-7788
 _______________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On May 20, 2014, Enable Midstream Partners, LP (“Enable”) issued a press release announcing the pricing of a private offering of $500 million aggregate principal amount of its 2.400% Senior Notes due 2019 (the “2019 Notes”), $600 million aggregate principal amount of its 3.900% Senior Notes due 2024 (the “2024 Notes”) and $550 million aggregate principal amount of its 5.000% Senior Notes due 2044 (the “2044 Notes” and, together with the 2019 Notes and the 2024 Notes, the “Notes”). The Notes will be the senior unsecured obligations of Enable. CenterPoint Energy Resources Corp. will guarantee the collection of Enable’s obligations under the 2019 Notes and the 2024 Notes on an unsecured subordinated basis, subject to automatic release on May 1, 2016. The offering of the Notes is expected to close on or about May 27, 2014. A copy of the press release, which was issued pursuant to and in accordance with Rule 135c under the Securities Act of 1933, is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press release issued May 20, 2014 regarding pricing of Enable Midstream Partners, LP’s Notes.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Enable Midstream Partners, LP

By:	Enable GP, LLC,
its general partner

By:	/s/ Mark C. Schroeder
Mark C. Schroeder
General Counsel

Date: May 20, 2014